                                                                  CONFORMED COPY



                        AGREEMENT   dated  as  of   November   8,   1994   (this
                   'Agreement'), among STANT CORPORATION, a Delaware corporation ('Purchaser'), STANT EXPANSION CORPORATION, a New York corporation and a wholly owned subsidiary of Purchaser
                   ('Sub'), JOHN R. OISHEI APPRECIATION CHARITABLE TRUST ('Oishei'), THE JULIA R. & ESTELLE L. FOUNDATION INCORPORATED ('Foundation') and MR. RUPERT WARREN ('Warren') (Oishei, Foundation and Warren being collectively referred to herein as the 'Stockholders', each individually being a 'Stockholder').

                WHEREAS, Purchaser, Sub, and Trico Products Corporation, a New York corporation (the 'Company'), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (the 'Merger Agreement'), which provides, among other things, that Sub shall make the Offer (as defined in the Merger Agreement) to purchase all of the issued and outstanding shares of the Company's Common Stock, no par value (the 'Company Common Stock'), and shall merge with and into the Company (the 'Merger'), upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);

                 WHEREAS, the Stockholders collectively own 614,296 shares of Company Common Stock (such shares of Company Common Stock being collectively referred to herein as the 'Stockholder Shares') and each Stockholder owns the number of Stockholder Shares set forth in Schedule I hereto and;

                 WHEREAS, as a condition to the willingness of Purchaser and Sub to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholders have agreed for the benefit of Purchaser and Sub to tender the Stockholder Shares and any other shares of Company Common Stock at any time during the term of this Agreement held by the Stockholders, pursuant to the Offer, to vote all the Stockholder Shares and any other shares of Company Common Stock owned by the Stockholders in favor of the Merger, and to grant to Sub an option to acquire all Stockholder Shares and all other shares of Company Common Stock owned by the Stockholders under certain circumstances, all on the terms and conditions contained in this Agreement; and

                 NOW,  THEREFORE,   in  consideration  of  the  representations,
warranties, covenants and agreements contained in this Agreement the parties hereby agree as follows:

                                   ARTICLE I

                            Tender Offer and Option

                 SECTION 1.01. Tender of Shares. (a) Within five business days of the commencement by Sub of the Offer, each Stockholder shall tender to the Depository designated in the Offer to Purchase (the 'Offer to Purchase') distributed by Sub in connection with the Offer (i) a letter of transmittal with respect to the Stockholder Shares and any other shares of Company Common Stock held by such Stockholder (whether or not currently held by such Stockholder; the Stockholder Shares and all other shares owned by any Stockholder being collectively referred to herein as the 'Shares'), complying with the terms of the Offer to Purchase, (ii) the certificates representing the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase.

                 (b) No Stockholder shall, subject to applicable law, withdraw the tender effected in accordance with Section 1.01(a); provided, however, that
(i) a Stockholder may decline to tender, or may withdraw, any and all Shares owned by such Stockholder if (A) the amount or form of consideration to be paid for such Shares is less than $85.00 per share in cash, net to such Stockholder (the 'Purchase Price') or (B) the Merger Agreement is terminated in accordance with its terms and (ii) Each Stockholder shall give Sub at least three business days' prior notice of any withdrawal of Shares owned by such Stockholder.

                 SECTION 1.02. Option. (a) The Stockholders hereby irrevocably grant Sub an option (the 'Option'), exercisable only upon the events and subject to the conditions set forth herein, to purchase all of the Shares at a purchase price per share equal to the Purchase Price.

                 (b) Subject to the conditions set forth in Section 1.03, Sub may exercise the Option in whole as to all Shares at any time prior to the date 60 days after the expiration or termination of the Offer if (x) any Stockholder fails to comply with any of its obligations under this Agreement or withdraws the tender of the Shares except under the circumstances set forth in the proviso to Section 1.01(b) (but the Option shall not limit any other right or remedy available to Purchaser or Sub against any Stockholder for breach of this Agreement) or (y) the Offer is not consummated because of the existence of any of the conditions to the Offer set forth in Exhibit A to the Merger Agreement (other than as a result of any action or inaction of Purchaser or Sub which constitutes a breach of the Merger Agreement) and (1) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Sub its approval or recommendation of the Offer, the Merger, the Merger Agreement or this Agreement or

(2) there shall have been publicly announced or otherwise publicly disclosed any Acquisition Proposal. Upon the occurrence of any of such circumstances, Sub shall be entitled to exercise the Option and (subject to Section 1.03) Sub shall be entitled to purchase the Shares and the Stockholders shall sell the Shares to Sub. Sub shall exercise the Option by delivering written notice thereof to each Stockholder, specifying the date, time and place for the closing of such purchase. The closing of the purchase of Shares pursuant to this Section 1.02 (the 'Closing') shall take place on the date, at the time and at the place specified in such notice; provided, that if at such date any of the conditions specified in Section 1.03 shall not have been satisfied (or waived), Sub may postpone the Closing until a date within five business days after such conditions are satisfied.

                 (c) At the Closing, each Stockholder will deliver to Sub (in accordance with Sub's instructions) the certificates representing the Shares owned by such Stockholder and being purchased pursuant to Section 1.02(c), duly endorsed or accompanied by stock powers duly executed in blank. At such Closing, Sub shall deliver to each Stockholder a certified or bank cashier's check payable to or upon the order of each Stockholder in an amount equal to the number of Shares being purchased from such Stockholder at such Closing multiplied by the Purchase Price.

                 (d) The Option will terminate upon termination of the Merger Agreement.

                 SECTION 1.03. Conditions to Option. The obligation of Sub to purchase the Shares at the Closing is subject to the following conditions:

               (a) all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder, (the 'HSR Act') applicable to such purchase shall have expired or been terminated; and

                 (b) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Entity, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Entity prohibiting, or otherwise restraining, such purchase.

         SECTION 1.04. No Purchase. Sub may allow the Offer to expire without accepting for payment or paying for any Shares, on the terms and conditions set forth in the Offer to Purchase, and may allow the Option to expire without exercising the Option and purchasing all or any Shares pursuant to such exercise. If any Shares are not accepted for payment in accordance with the terms of the Offer to Purchase or pursuant to the exercise of the

Option, they shall be returned to the applicable Stockholder, whereupon they shall continue to be held by such Stockholder subject to the terms and conditions of this Agreement.

                                   ARTICLE II

                               Consent and Voting

                 Each Stockholder hereby revokes any and all previous proxies granted with respect to the Shares owned by such Stockholder. By entering into this Agreement, each Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as the Merger Agreement is in effect, each Stockholder hereby agrees (i) to vote all Shares now or hereafter owned by such Stockholder in favor of the Merger Agreement, the Merger and the transactions contemplated thereby and (ii) to oppose any Acquisition Proposal and to vote all Shares now or hereafter owned by such Stockholder against any Acquisition Proposal.

                                  ARTICLE III

                   Representations, Warranties and Covenants

                                of Stockholders

                 Each   Stockholder   represents,   warrants  and  covenants  to
Purchaser and the Sub that:

                 SECTION 3.01. Ownership. Such Stockholder is the sole, true, lawful and beneficial owner of the Shares owned by such Stockholder and listed in Schedule I hereto and that there are no restrictions on voting rights or rights of disposition pertaining to such Shares. Such Stockholder will convey good and valid title to the Shares owned by such Stockholder and being acquired pursuant to the Offer, the Merger or the exercise of the Option, as the case may be, free and clear of any and all Liens. None of the Shares owned by such Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Until this Agreement is terminated, such Stockholder shall not, directly or indirectly, sell, exchange, encumber, pledge, assign or otherwise transfer or dispose of, or agree to or solicit any of the foregoing, or grant any right or power to any person that limits such Stockholder's sole power to vote, sell, assign, transfer, pledge, encumber or otherwise dispose of the Shares owned by such Stockholder or otherwise directs such Stockholder with respect to such Shares. Such Stockholder agrees to notify Purchaser and Sub promptly and to provide all details requested by Purchaser or Sub if such Stockholder or any of its affiliates shall be approached or solicited, directly or indirectly, by any person with respect to any of the foregoing.

                 SECTION 3.02. Authority and Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Stockholder's power and authority, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any Governmental Entity (except as may be required under the HSR Act), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under, any provision of applicable law or regulation of any agreement, judgment, injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any Lien on any asset of such Stockholder.

                 SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

                 SECTION 3.04. Total Shares. The Stockholder Shares owned by such Stockholder and listed in Schedule I opposite the name of such Stockholder are the only shares of Company Common Stock beneficially owned as of the date hereof by such Stockholder and such Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

                 SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder, except as otherwise provided in the Merger Agreement.

                                   ARTICLE IV

                   Representations, Warranties and Covenants
                              of Purchaser and Sub

                 Purchaser  and Sub  represent,  warrant  and  covenant  to each
Stockholder:

                 SECTION 4.01. Corporate Power and Authority. Purchaser and Sub have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance by Purchaser and Sub of this Agreement and the consummation by Purchaser and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser and Sub.

                 SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by Purchaser and Sub and is a valid and binding agreement of Purchaser and Sub, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

                 SECTION 4.03. Acquisition for Sub's Account. Any Shares to be acquired upon consummation of the Offer, or upon exercise of the Option will be acquired by Sub for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act and the rules and regulations promulgated thereunder. The certificates representing Shares acquired pursuant to the exercise of the Option may bear a legend indicating that such Shares were sold without registration under the Securities Act.
                                   ARTICLE V

                             Additional Agreements

                 SECTION 5.01. Agreements of Stockholders. Each Stockholder hereby covenants and agrees that, so long as the Merger Agreement is in effect:

                (a) No Solicitation. Such Stockholder shall not directly or indirectly (i) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek the foregoing. Such Stockholder shall promptly advise Purchaser of the terms of any communications it or any of its affiliates may receive relating to any Acquisition Proposal.

                 (b) Adjustment upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization,
         combinations,   conversions,
         exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing the Sub's rights hereunder, the number and kind of shares or securities subject to this Agreement and the Purchase Price shall be appropriately and equitably adjusted so that the Sub shall receive pursuant to the Offer or the exercise of the Option the number and class of shares or other securities or property that the Sub would have received in respect of the Shares purchasable pursuant to the Offer or the exercise of the Option if such purchase had occurred immediately prior to such event. Such Stockholder shall request the Company to take, and shall use reasonable efforts to take, such steps in connection with the foregoing as may be necessary to assure that the provisions hereof shall thereafter apply as nearly as possible to any securities or property thereafter deliverable pursuant to the Offer or the exercise of the Option.

                                   ARTICLE VI

                                 Miscellaneous

                 SECTION 6.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                 SECTION 6.02. Further Assurances. Purchaser, Sub and the Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and use its best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

                 SECTION 6.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

                 SECTION 6.04. Specific Performance. Each Stockholder agrees that Purchaser and Sub would be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement, and that Purchaser and Sub would not have an adequate remedy at law for money damages in such event. Accordingly, Purchaser and Sub shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that Purchase or Sub may have against any Stockholder for any failure to perform its obligations under this Agreement.

                 SECTION 6.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

                 SECTION 6.06 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

                 SECTION 6.07. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement will terminate upon the termination of the Merger Agreement in accordance with its terms.

                 SECTION 6.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Sub may assign its rights and obligations to another wholly-owned subsidiary of Purchaser which is the assignee of Sub's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

                 SECTION 6.09. Governing Law. This Agreement shall be construed in accordance with and governed by the law of New York without giving effect to the principles of conflicts of laws thereof.

                SECTION 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                                    STANT CORPORATION,

                                                    by  /s/ Thomas F. Plocinik

                                                       Name: Thomas F. Plocinik
                                                       Title: Senior Vice
                                                              President-Finance

                                                    Address for Notices:

                                                    425 Commerce Drive
                                                    Richmond, IN 47374
                                                    Attn: Anthony Graziano, Esq.

                                                    STANT EXPANSION CORPORATION,

                                                    by  /s/ Thomas F. Plocinik

                                                      Name: Thomas F. Plocinik
                                                      Title: Vice President and
                                                             Treasurer

                                                    Address for Notices:

                                                    In care of Stant Corporation
                                                    425 Commerce Drive
                                                    Richmond, IN 47374
                                                    Attn: Anthony Graziano, Esq.

                                                    JOHN R. OISHEI APPRECIATION
                                                    CHARITABLE TRUST,

                                                    by   /s/ Rupert Warren

                                                           Name: Rupert Warren
                                                           Title: Co-Trustee

                                                    by  /s/ Albert R. Mugel

                                                           Name: Albert R. Mugel
                                                           Title: Co-Trustee

                                                    by  /s/ J. Walter Frey

                                                            Name: J. Walter Frey
                                                            Title: Co-Trustee

                                                    by  /s/ Allan R. Wiegley

                                                            Name: Allan R.
                                                                    Wiegley
                                                            Title: Co-Trustee

                                                    Address for Notices:

                                                    817 Washington Street
                                                    Buffalo, New York 14203

                                                    JULIA R. & ESTELLE L.
                                                       FOUNDATION INCORPORATED,

                                                    by  /s/ Rupert Warren

                                                            Name: Rupert Warren
                                                            Title: President

                                                    Address for Notices:

                                                    817 Washington Street
                                                    Buffalo, New York 14203

                                                        /s/ Rupert Warren

                                                    Rupert Warren,  individually
                                                    and as  sole  trustee of the
                                                    trusts  established by  John
                                                    R. Oshei listed on
                                                    Schedule II

                                                    Address for Notices:

                                                    817 Washington Street
                                                    Buffalo, New York 14203

                                                                      SCHEDULE I

                                STOCKHOLDER SHARES


                                                                  Number of
                 Stockholder                                  Stockholder Shares
                 -----------                                  ------------------


         1.      John R. Oishei,
                 Appreciation
                 Charitable Trust                                   319,260

         2.      Julia R. & Estelle L.
                 Foundation Incorporated                            150,924

         3.      Mr. Rupert Warren, individually
                 and as trustee of the trusts
                 listed on Schedule II                              144,112


                                                                     SCHEDULE II

                               Rupert Warren Holdings


                                    PERSONAL                    NUMBER OF SHARES
                                    --------                    ----------------


            R. Warren                                                17,320




                                    AS TRUSTEE                  NUMBER OF SHARES
                                    ----------                  ----------------


            JO Trust A                                                8,096
            POM Trust A                                               8,096
            JO Trust B                                                  444
            POM Trust B                                                 444
            Trust C                                                   1,380
            Trust for RJO (now Fdn.)                                 28,975
            Trust for JO                                             29,281
            Trust for JO                                              6,000
            Trust for JO                                              1,255
            Trust for POM                                            29,281
            Trust for POM                                             6,000
            Trustee for POM                                           1,255
            Trust for Worth                                           4,685
            Trust for Butman                                          1,600
